Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (“Agreement”) is made as of the July 2, 2024 (the “Effective Date”) by and between EAST & WEST JONES PLACEMENT AREAS, LLC, a Texas limited liability company formerly known as CPB Properties, LLC (“Seller”), and Capital Development Partners Acquisitions, LLC, a Georgia limited liability company (“Purchaser”). The Seller and the Purchaser may be referred to in this Agreement, individually, as “Party”, or collectively, as “Parties”.

AGREEMENT

NOW, THEREFORE, in consideration of the agreements contained herein, the Earnest Money (as hereinafter defined), the Independent Consideration (as hereinafter defined), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.  Property.  Seller agrees to sell, and Purchaser agrees to purchase from Seller, approximately 341 acres of land located in Harris County, Texas and as described on Exhibit A attached hereto and incorporated herein, together with all readily assignable permits, privileges, rights, and appurtenances thereto and together with all improvements, fixtures, personal property, trees, timber and other crops and plants located thereon, if any (the “Property”) EXCLUDING, HOWEVER, ALL ENVIRONMENTAL AND OTHER PERMITS IN FAVOR OF SELLER OR ITS AFFILIATES RELATING SOLELY TO OPERATION OF THE PROPERTY AS A DREDGE SPOILS DISPOSAL FACILITY (collectively, the “Dredge Permits”), which shall be retained by Seller at Closing.

2.  Earnest Money.  Within five (5) Business Days (as hereinafter defined) following the Effective Date, Purchaser shall pay to Alamo Title Company 1800 Bering, Suite 150, Houston, Texas 77057, attn:  David Pitschmann (“Escrow Agent”) the sum of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) as earnest money (the “Earnest Money”).  The Escrow Agent shall, if possible, invest such sum in interest bearing obligations of an FDIC insured national bank.  The Earnest Money shall be retained or refunded, as the case may be, in strict accordance with the terms of this Agreement and shall be applied as a credit against the cash portion of the Purchase Price (as hereinafter defined) at Closing (as hereinafter defined).  Purchaser agrees to sign all commercially reasonable forms required in connection with Escrow Agent’s holding and investing the Earnest Money, such as IRS and bank account forms and reports, and for such purposes the Earnest Money shall be considered the property of Purchaser until such time as Escrow Agent disburses the Earnest Money to Seller as set forth herein.  The preceding sentence shall not change in any way the other provisions in this Agreement concerning Escrow Agent’s holding and disbursing the Earnest Money. If Purchaser fails to timely deliver the Earnest Money, Seller may send written notice thereof to Purchaser, and failing Purchaser’s cure within five (5) business days following receipt thereof, Seller may elect to terminate this Agreement upon written notice to Purchaser.

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3.Purchase Price.  The purchase price of the Property shall be Thirty- Million Five Hundred Thousand and No/100 Dollars ($30,500,000.00) (the “Purchase Price”) payable as set forth below.

4.  Costs and Prorations.

4.1  Seller shall pay (i) costs of recording the special warranty deed and any documents associated with curing Mandatory Cure Items, (ii) costs associated with the base premium for the owner’s title policy (without any modifications or endorsements), (iii) one-half (1/2) of escrow fees, and (iv) Seller’s attorneys’ fees.  Purchaser shall pay the cost of (a) one-half (1/2) of escrow fees, (b) the Updated Survey (as hereinafter defined), (c) all costs of any modifications and/or endorsements to the standard owner’s title policy (including, without limitation, the deletion of the survey exception other than shortages in area) to the extent the same are available to Purchaser, (d) all costs of Purchaser’s due diligence and investigations of the Property, and (e) Purchaser’s attorneys’ fees.

4.2  Ad valorem taxes assessed against the Property for the year in which the Closing occurs shall be prorated as of the day of Closing.  If the proration is not based on the actual tax bill for the year of Closing, the proration shall be adjusted when the actual tax bill is available.  The entire tax bill for the year of Closing shall be paid by the Party indicated on the closing statement, and such Party shall provide to the other proof of payment prior to delinquency and a statement of any adjustment to the proration.  If the other Party receives the tax bill, it shall immediately forward it to the Party obligated to pay it.  If the Property is subject to any so-called “rollback” tax or other tax pursuant to which real estate taxes for prior years may be increased as a result of a change of ownership, change of use or change in zoning of the Property, then Seller shall be responsible for the payment of such additional taxes.  If any such “rollback” taxes cannot be determined or paid at Closing, Seller shall escrow 105% of the estimated rollback taxes with the Escrow Agent at Closing pursuant to the terms of a mutually acceptable escrow agreement finalized in form prior to the expiration of the Inspection Period, which agreement will provide for the payment of all such “rollback” taxes.

5.  Title.

5.1Seller shall convey good and indefeasible title to the Property, in its “AS IS”, “WHERE IS” condition to Purchaser by special warranty deed, which shall expressly be made subject only to the Permitted Exceptions (as defined below) as generally set forth below and further detailed on Exhibit B attached hereto, which form shall be finalized during the Inspection Period.  Within fifteen (15) days after the Effective Date of this Agreement, Seller will endeavor to obtain from the Title Company and deliver to Purchaser an up to date, complete and binding commitment for a TLTA Form T-1 Owner’s Policy of Title Insurance covering the Property and beneficial easements appurtenant thereto and naming Purchaser as the proposed insured in the full amount of the Purchase Price (the “Title Commitment”), together with best available copies of the recorded exception documents referenced therein (hereinafter referred to as the “Exception Documents”).  Purchaser shall have until ten (10) days prior to the expiration of the

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Inspection Period by which to examine title to the Property and to give Notice (as hereinafter defined) to Seller of any objections (“Objection Notice”) which Purchaser may have (the “Title Objection Period”).  If Purchaser fails to give any Objection Notice to Seller before the expiration of the Title Objection Period, then Purchaser shall be deemed to have waived this right to object to title exceptions or defects, except as otherwise expressly set forth herein and all matters reflected in the Title Commitment, except for the Mandatory Cure Items (defined below) shall be considered Permitted Exceptions (defined below).  If Purchaser does give the Objection Notice consistent with the terms of this Agreement, then Seller shall have five (5) Business Days after Seller’s receipt of the Notice of title objections to notify Purchaser in writing of Seller’s election whether to satisfy any or all title objections (“Seller’s Response”).  Regardless as to whether Purchaser included or did not include in the Objection Notice, Seller shall be obligated to remove only the following items (“Mandatory Cure Items”) any encumbrances of any kind first placed of record against the Property by or on account of Seller after the Effective Date, and all liens set forth on Schedule C to the Title Commitment (other than any liens or lien claims arising from work performed by or under Purchaser).  Failure of Seller to remove or cure Mandatory Cure Items within the applicable time period is a default by Seller.  If Seller elects not to satisfy all of the title objections (or fails to timely respond to the Objection Notice), then Purchaser shall have until the expiration of the Inspection Period to: (i) terminate this Agreement and receive a refund of the Earnest Money, less One Hundred and No/100 Dollars ($100.00) (the “Independent Consideration”) to be paid to Seller as independent consideration; or (ii) to proceed to Closing, in which event the title objections Seller elects not to cure in Seller’s Response shall constitute Permitted Exceptions (defined below).  Except with respect to Mandatory Cure Items, if Seller elects to cure such title objections, then Seller shall have a period of thirty (30) days after Seller’s Response to cure or satisfy such objection.  If the objection is not so satisfied by Seller, then, in addition to Purchaser’s rights set forth herein, Purchaser shall have the right to terminate this Agreement by Notice to Seller, in which case the Earnest Money, less the Independent Consideration, shall be returned to Purchaser and the Independent Consideration shall be paid to Seller.  If Seller does so cure or satisfy the objection, then this Agreement shall continue in effect.  Purchaser shall have the right at any time to waive any objections that it may have made and thereby to preserve this Agreement in effect.

Seller agrees not to further alter or encumber in any way Seller’s title to the Property after the Effective Date.  In the event that any matter of title or survey shall arise after the Title Objection Period, Purchaser shall have the right to deliver to Seller written notice of objection to any such matter and Seller shall have five (5) Business Days after receipt of such objection to elect to cure or remove such objections prior to Closing, failing which Purchaser shall have the right to either: (A) terminate this Agreement by Notice to Seller; or (B) waive such objections and accept such title as Seller is able to convey without any reduction in the Purchase Price, with Seller responsible to complete the Mandatory Cure Items.  If Purchaser elects to terminate this Agreement pursuant to the foregoing sentence: (i) the Earnest Money, less the Independent Consideration, shall be promptly returned to Purchaser, and the Independent Consideration shall be paid to Seller; (ii) Seller shall reimburse Purchaser the Pursuit Costs (defined below) up to the capped amount within thirty (30) days of receipt of written demand therefore and reasonable supporting

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documentation; and (iii) this Agreement shall become null and void and no party shall have any further right, duty, or obligation under this Agreement, except for those matters that expressly survive termination.  Notwithstanding the foregoing, Seller’s obligation to reimburse Purchaser in the foregoing sentence shall survive the termination of this Agreement.

For purposes of this Agreement, the term “Permitted Exceptions” means and refers to the following:

(i)	the standard form pre-printed or promulgated exceptions in the standard Texas T-1 Title Commitment that relate to survey matters, but limited to only shortages in area (Schedule B, Item 2 with any endorsements paid by Purchaser) or rights asserted by governmental authorities relating to certain tidelands, filled lands, navigable waters and the like (Schedule B, Item 4);
(ii)	the restrictions, easements, covenants, conditions, agreements and other encumbrances of record that are shown as exceptions in the Title Commitment (or could have been) or any update of the Title Commitment issued to Purchaser prior to Closing or the Updated Survey and that are either (A) not timely objected to by Purchaser as provided in this Section, or (B) are timely objected to by Purchaser but are waived or deemed waived by Purchaser pursuant to the terms of this Agreement;
(iii)	all laws, ordinances, regulations and rules of governmental authorities with jurisdiction over the Property;
(iv)	the lien for taxes or assessments not yet due and payable;
(v)	the statutory notice for a Closed Municipal Solid Waste Landfill (“CMSWLF”) per Section 25.3 below.
(vi)	any liens, claims or encumbrances created or caused by Purchaser or Purchaser’s Agents.

5.2Seller shall deliver to Purchaser a copy of its existing survey of the Property (the “Existing Survey”) as part of the Property Information delivered in accordance with Section 6.1.  In the event Purchaser causes a survey of the Property to be prepared (the “Updated Survey”), Purchaser shall prepare a legally sufficient metes and bounds description of the Property shown by the Updated Survey, and the metes and bounds description used in the special warranty deed shall be the description provided in Seller’s vesting deed, and the legal description from an Updated Survey shall be quitclaimed or additionally conveyed without warranty or its equivalent to Purchaser.

5.3As used herein, “insurable title” shall mean title insurable at standard Texas rates by a national title company with a standard Texas owner’s title insurance policy.

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6.Property Information; Inspection Period.

6.1Property Information.  Within five (5) days after the Effective Date, Seller shall deliver to Purchaser legible copies of the following documents (collectively, the “Property Information”), which may be delivered electronically through an internet-based portal, to the extent they are in Seller’s possession and control:

a)True, complete and correct copies of any service contracts, if any;

b)	Copies of all environmental reports, architectural and engineering studies and reports, soil reports, geotechnical and other reports by third-party consultants pertaining to the environmental condition of the Property;

c)floodplain and wetland delineation maps;

d)	Seller’s Existing Survey, including, without limitation, an ALTA/ASCM boundary survey, topographic survey and any structural drawings;

e)Ad valorem tax statements and assessments;

f)Permits and any and all other permits or approvals already received by Seller;

g)Seller’s title policy; and

h)	Any other documents reasonably requested by Purchaser in connection with this transaction.

Seller shall not be a warrantor or guarantor of any, reports, surveys, studies or tests provided to Purchaser as part of the Property Information pursuant to this Agreement, nor has Seller made, nor does Seller make, any representation or warranty of any kind or nature whatsoever concerning any such reports, surveys, studies, tests or other Property Information, such as but not limited to any representation or warranty as to the completeness or accuracy thereof, nor as to the experience or qualifications of any person or entity involved in the preparation of same. Accordingly, Purchaser must rely solely on Purchaser's inspections to verify the accuracy thereof.

6.2Inspection Period.  On or before seventy-five (75) days after the Effective Date (as extended, the “Inspection Period”), Purchaser and Purchaser’s agents, employees and independent contractors (collectively, “Purchaser’s Agents”) shall have the right and privilege with at least 24-hours prior written notice to Seller, which may be by email, to enter upon the Property during normal business hours to survey, examine, inspect the Property, and to conduct non-invasive inspections, including, without limitation, environmental, geotechnical, wetland and floodplain delineation determinations, zoning and utility availability investigations, engineering, landscaping tests or studies, and economic and feasibility studies, all at Purchaser’s sole cost and

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expense (all activities of Purchaser and Purchaser’s Agents on the Property permitted hereunder are herein collectively called the “Access Activities”), subject to the following:

(i)Purchaser shall endeavor to deliver Seller its due diligence schedule within thirty (30) days of the Effective Date.  Any invasive testing of the Property will require prior written consent of Seller, such consent not to be unreasonably withheld, conditioned or delayed, and any request therefor shall be accompanied by a detailed description and plan of the invasive activities that Purchaser desires to perform, which request will be deemed approved to the extent that Seller has not objected to any such request submitted in accordance with the terms hereof within three (3) business days following receipt thereof, with any objection thereto to include a detailed description with any required changes.  All Access Activities of Purchaser and/or Purchaser’s Agents shall be at Purchaser's sole risk and shall be subject to the rights of persons in possession of the Property.  Seller may require that its agent(s) or employee(s) (or selected consultant(s)) accompany Purchaser and Purchaser’s Agents during any entry to the Property for any Access Activities, but in such event, Seller shall reasonably cooperate with Purchaser in scheduling such entry.  Purchaser and Purchaser’s Agents shall not enter the Property hereunder except upon prior scheduling with Seller stating the specific reason for entry and the Access Activities to be conducted during such visit.

(ii)Prior to any entry onto the Property by Purchaser or any Purchaser Agents for purposes of any inspections or conducting of any Access Activities, Purchaser shall have in effect (if its own employees or representatives are to enter the Property), and cause each of Purchaser’s Agents that is a consultant or independent contractor who will enter the Property, to have in effect commercial general liability insurance (in combination with umbrella liability coverage in any combination, with follow underlying form coverage) naming Seller as an additional insured under an additional insured endorsement form reasonably acceptable to Seller, with combined aggregate limits for property damage and bodily injury (including death) of not less than $1,000,000.00 per occurrence and $2,000,000.00 annual aggregate of unused limits covering (at least as to the additional insured) from the first dollar of loss and providing coverage on an “occurrence” (not claims-made) basis.  Prior to any entries onto the Property under this Section 6.2 by Purchaser or Purchaser’s Agents, as applicable, Purchaser shall provide Seller certificates of insurance evidencing such required coverages, which insurance shall remain in effect during the period that the Access Activities are being conducted on the Property.

(iii)Purchaser shall have the right to extend the Inspection Period for one period of thirty (30) days upon delivery of written notice thereof to Seller prior to the expiration of the original Inspection Period. Purchaser hereby covenants and agrees to indemnify and hold harmless Seller from any and all loss, liability, costs, claims, demands, damages, actions, causes of actions, and suits arising out of or in any manner related to the exercise by Purchaser of Purchaser’s rights under this paragraph; provided, however in no event shall Purchaser have any obligations (including, without limitation, any payment obligations or indemnification obligations) under this Section 6.2 or otherwise for any demand, cause of action, damage, lien, liability, loss, injury, claim, cost or expense: (i) that

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is caused by any act, omission, negligent action or willful misconduct of Seller or its agents, employees and independent contractor; or (ii) to the extent that it relates to, arises out of or is the result of any pre-existing matter that is merely discovered without exacerbation by Purchaser. Purchaser may terminate this Agreement for any reason or no reason in Purchaser’s sole and absolute discretion by giving Notice to Seller on or before the last day of the Inspection Period (“Termination Notice”), in which event all Earnest Money less the Independent Consideration shall be promptly refunded to Purchaser, with the Independent Consideration paid to Seller, and the Parties shall be relieved of all rights and obligations hereunder, except for those that by the express terms hereof survive any termination of this Agreement.  In the event Purchaser is satisfied with the results of its review of the Property, Purchaser shall deliver to Seller (with a copy to Escrow Agent), on the last day of the Inspection Period, written notice of Purchaser’s election to proceed with the transaction contemplated by this Agreement (the “Notice to Proceed”).  In the event Purchaser fails to deliver either a Termination Notice or a Notice to Proceed to Seller on or prior to the last day of the Inspection Period, then Purchaser shall be deemed to have elected to terminate this Agreement.  If Purchaser sends a Notice to Proceed, then the Earnest Money shall be non-refundable to Purchaser except as otherwise expressly set forth in this Agreement.

7.  Closing.

7.1Subject to the terms herein, the closing or settlement (“Closing”) of the transaction contemplated hereby shall be held as an escrow closing through the Escrow Agent on or before the date that is the earlier of: (i) ten (10) days after the expiration of the Inspection Period or (ii) September 30, 2024 (the “Closing Date”), whereupon each of Purchaser and Seller shall deposit documents and funds necessary to consummate the transaction contemplated by this Agreement with Escrow Agent. In no event shall the Closing Date be later than September 30, 2024, without the written consent of Seller, in Seller’s sole discretion.  At Closing, Seller and Purchaser shall perform the obligation set forth herein.

7.2Purchaser’s obligation to close the purchase of the Property is conditioned upon each and every one of the foregoing conditions precedents (the “Conditions”):

i.	Seller has performed and observed in all material respects all covenants and agreements to be performed by Seller under this Agreement;

ii.	All of the representations and warranties of Seller contained in this Agreement are true and correct in all material respects as of the date of Closing, without modification, supplement or amendment; and

iii.	Seller can immediately convey to Purchaser good and indefeasible title to the Property.

In the event any of the Conditions are not satisfied on Closing, Purchaser may terminate this Agreement upon written notice to Seller, whereupon the Earnest

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Money, less the Independent Consideration, shall be refunded to Purchaser, the Independent Consideration paid to Seller, and the obligations hereunder shall be null and void and of no further force and effect.

7.3At the Closing, Seller shall convey to Purchaser good and indefeasible fee simple title to the Property by special warranty deed, in its “AS IS”, “WHERE IS” condition, subject only to the Permitted Exceptions in accordance with Section 5.1 hereof, and in the general form of Exhibit B attached hereto (the “Deed”). The Property will be deed restricted against (i) residential and heath care uses for a period of fifty (50) consecutive years, and (ii) dredging activities for a period of five (5) consecutive years from the Closing Date, as to be more particularly set forth in the Deed (the “Deed Restrictions”).  At Purchaser's request, the Deed may be modified to reserve a vendor's lien in favor of a third-party lender from whom Purchaser is obtaining acquisition and/or development financing, if applicable, but assigned over from Seller to such lender without recourse or warranty.  The metes and bounds description used in the Deed shall be the description provided shall be the description provided in Seller’s vesting deed, and the legal description from an Updated Survey shall be quitclaimed or additionally conveyed without warranty or its equivalent to Purchaser.  The Deed will contain the Deed Restrictions as set forth therein.

7.4At the Closing, Seller shall also execute and deliver an owner’s affidavit in a form reasonably acceptable to Purchaser and Escrow Agent, a FIRPTA affidavit and information necessary to complete an IRS Form 1099, evidence as the Escrow Agent may reasonably require as to Seller’s authority to sell the Property and the authority of the person or persons executing documents on behalf of Seller, a closing statement for the purchase and sale of the Property, and such other documentation as Purchaser and its title Escrow Agent may reasonably require to evidence Seller’s existence and Seller’s authority to execute and deliver the Closing documents.

7.5At Closing, Seller and Purchaser shall also execute any notice of deed restrictions required under applicable law, any notice of utility district disclosures, and any notices of the CMSWLF as required by law or Title Company underwriting, if applicable, and, if required, the Texas Commission on Environmental Quality (TCEQ) shall require any plans/design for any improvements over a CMSWLF to avoid methane generating areas.

7.6At the Closing, Seller shall also deliver to Purchaser vacant and exclusive possession and occupancy of the Property.

7.7At the Closing, Seller shall also deliver a certificate of reaffirmation of its representations and warranties.

8.  Broker and Broker’s Commission.

8.1  Seller shall pay to Colliers International (the “Purchaser’s Broker”) and CBRE (the “Seller’s Broker”) pursuant to the terms as agreed to between Seller and Seller’s Broker in separate agreement, and Seller’s Broker has agreed to a

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commission split with Purchaser’s Broker by separate agreement.  The commissions shall be earned if and only if the Closing of this sale actually occurs.  In no event shall Purchaser have any responsibility or liability to Purchaser’s Broker or Seller’s Broker for a commission or otherwise.  As provided in the Texas Real Estate License Act, Purchaser is advised to have an abstract of title with regard to the Property examined by an attorney of its choice, or to obtain a policy of title insurance.

8.2  The Parties each warrant and represent to the other that, with the exception of the Purchaser’s Broker and Seller’s Broker identified herein, such Party has not employed or dealt with a real estate broker or agent in connection with the transaction contemplated hereby.  The Parties covenant and agree, each to the others, to indemnify the others against any loss, liability, costs, claims, demands, damages, actions, causes of action, and suits arising out of or in any manner related to the alleged employment or use by the indemnifying Party of any real estate broker or agent other than the Purchaser’s Broker and Seller’s Broker identified herein.

9.  Casualty and Eminent Domain.  Until Closing, all risk of loss of, or damage to, or destruction of, the Property by the exercise of the power of eminent domain or otherwise, shall belong to and be borne by Seller. If, after the Effective Date and prior to Closing, Seller receives notice of the commencement or threatened commencement of eminent domain or other like proceedings against the Property or any portion thereof or the Property is damaged by fire, flood, tornado, other casualty, or otherwise, Seller shall immediately give Notice thereof to Purchaser.  Purchaser shall elect within thirty (30) days of its receipt of Notice from Seller (with the Closing being postposed, if necessary to give both parties the full thirty (30) day period) to elect to: (i) to terminate this Agreement, in which event the Earnest Money, less the Independent Consideration, shall be refunded to Purchaser, the Independent Consideration shall be paid to Seller, and both Parties shall be relieved and released of and from any and all further liability hereunder, except for those matters that expressly service such termination, or (ii) to close the transaction contemplated hereby in accordance with its terms but subject to eminent domain proceedings, in which event the Purchase Price shall not be reduced but Seller shall assign to Purchaser Seller’s rights, title and interest in any and all condemnation award or insurance proceeds, together with a credit to Purchaser for the amount of any deductible under any insurance policy.  If Purchaser does not give Notice timely, Purchaser shall be deemed to have elected to close the transaction contemplated hereby in accordance with clause (ii) above.

10.  Notice.  Each Notice (“Notice”) provided for under this Agreement must comply with the requirements of this Section.  Each Notice shall be in writing, addressed to the appropriate Party (and marked to a particular individual’s attention if so indicated) and sent by: (i) depositing it with the United States Postal Service or any official successor thereto, certified or registered mail, return receipt requested, with adequate postage prepaid, as hereinafter provided; (ii) sent by overnight commercial courier, like FedEx or UPS; (iii) personal delivery; or (iv) transmitted by e-mail to the applicable e-mail addresses indicated below, provided that a duplicate Notice is also sent to the intended addressee by means described in clause (i), (ii) or (iii) above on the following Business Day.

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Each Notice shall be effective upon being so deposited or, in the case of e-mail transmission, as of the date of the e-mail transmission (or next Business Day if transmitted on a day other than a Business Day) but the time period in which a response to any Notice must be given or any action taken with respect thereto shall commence to run from the date of receipt of the Notice by the addressee thereof, as evidenced by the return receipt.  Rejection or other refusal by the addressee to accept or the inability of the United States Postal Service to deliver because of a changed address of which no Notice was given shall be deemed to be the receipt of the Notice sent.  Any Party shall have the right from time to time to change the address or individual’s attention to which Notices to it shall be sent and to specify up to two additional addresses to which copies of Notices to it shall be sent by giving to the other Parties at least ten (10) days prior Notice thereof.  The addresses of the Parties shall be those set forth on the first page of this Agreement with additional addresses as follows:

Purchaser:	With a copy to:
c/o Capital Development Partners, Inc. 1480 Chatham Parkway, Suite 150 Savannah, GA 31405 Attn: John Knox Porter, Jr. and Molly Strickland E-mail: knoxporter@cap.partners E-mail: molly@cap.partners	Hartman Simons & Wood LLP 400 Interstate North Pkwy., Suite 600 Atlanta, GA 30339 Attn: Bob Simons, Esq. E-mail: Bob.simons@hartmansimons.com

Seller:	With a copy to:
East & West Jones Placement Areas, LLC Attn: E. Chipman Earle 12000 Aerospace Avenue, Suite 300 Houston, Texas 77034 Email: eearle@orn.net	Moody Law Group PLLC Attn: John S. Moody, Jr. 3003 W. Alabama Houston, Texas 77098 Email: jmoody@moodylawgroup.com

Escrow Agent: Alamo Title Company 1800 Bering, Suite 150 Houston, Texas 77057.
E-mail: david.pitschmann@alamotitle.com

11.  Warranties and Representations.

11.1DISCLAIMER.  EXCEPT FOR THE EXPRESS (LIMITED) REPRESENTATIONS AND/OR WARRANTIES OF SELLER CONTAINED IN HEREIN (SUBJECT TO THE LIMITATIONS AND RESTRICTIONS HEREIN), AND THE APPLICABLE WARRANTY OF TITLE TO BE CONTAINED IN THE DEED OR OTHER CLOSING DOCUMENTS (WHEN AND IF CLOSING OCCURS) (COLLECTIVELY, THE “SELLER EXPRESS WARRANTIES”), PURCHASER

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ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY OF THE PROPERTY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT OR DESIRE TO CONDUCT THEREON OR THEREWITH, AND THE SUITABILITY OF THE PROPERTY FOR CONSTRUCTION OF IMPROVEMENTS OR THE AVAILABILITY OF UTILITIES TO THE PROPERTY, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, INCLUDING, WITHOUT LIMITATION, BUILDING, FIRE AND SAFETY CODES, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (G) THE QUALITY, STATE OF REPAIR OR LACK OF REPAIR OR CONDITION OF THE PROPERTY, (H) THE QUALITY, ENFORCEABILITY, ASSIGNABILITY, VALUE, DESIRABILITY OF TERMS, AND/OR LEGAL INTERPRETATION OF ANY PART OF THE PROPERTY THAT IS COMPRISED OF CONTRACTS OR INTANGIBLES, AND (I) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY OR THE AREA IN WHICH IT IS LOCATED.  EXCEPT FOR THE SELLER EXPRESS WARRANTIES, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING WHETHER THE PROPERTY DOES OR DOES NOT CONTAIN ANY HAZARDOUS, TOXIC OR REGULATED MATERIALS, INCLUDING SOLID WASTE, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, OR REGARDING WHETHER THE PROPERTY COMPLIES WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, OR THE DISPOSAL OR EXISTENCE, IN OR ON THE PROPERTY, OF ANY HAZARDOUS SUBSTANCES, AS DEFINED BELOW.  EXCEPT FOR THE SELLER EXPRESS WARRANTIES, PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT, INVESTIGATE AND TEST THE PROPERTY HEREUNDER, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND HAS NOT RELIED AND WILL NOT RELY ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER HEREUNDER OR PROVIDED HEREAFTER (WHETHER OR NOT REQUIRED TO BE PROVIDED UNDER THE TERM OF THIS AGREEMENT).  PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT

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SELLER HAS ADVISED PURCHASER THAT IT HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY, COMPETENCY OR COMPLETENESS OF SUCH INFORMATION EXCEPT FOR THE SELLER EXPRESS WARRANTIES.  SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME IS A SELLER EXPRESS WARRANTY CONTAINED HEREIN OR IN A DULY EXECUTED WRITTEN AMENDMENT HERETO.  OTHER THAN THE SELLER EXPRESS WARRANTIES, THE SALE OF THE PROPERTY IS MADE ON AN “AS IS” CONDITION AND BASIS “WITH ALL FAULTS.”  IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT ALL OF THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY PURCHASER SUBJECT TO THE FOREGOING.  THE DISCLAIMERS AND OTHER PROVISIONS OF THIS SECTION 11.1 SURVIVE CLOSING. For purposes hereof, “Hazardous Substances” means any hazardous, toxic or dangerous waste, substance or material, pollutant or contaminant, as defined for purposes of the Comprehensive Environmental Response, Compensation and Liability Act Of 1980 (42 U.S.C. Sections 9601 et seq.), as amended (“CERCLA”), or the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), as amended (“RCRA”), the Federal Water Pollution Control Act, the Federal Environmental Pesticides Act, the Clean Water Act, the Clean Air Act, any federal, state or local so-called “Superfund” or “Superlien” statute, or any other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Substances, or any other federal, state or local law, ordinance, rule or regulation applicable to the Property, or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (pcbs), radon gas, urea formaldehyde, asbestos, lead or electromagnetic waves (collectively, the “Hazardous Substance Laws”).

11.2 Seller’s Limited Representations and Warranties.  Seller represents and warrants (which representations and warranties shall also be true at the time of Closing) as follows:

a)Seller is duly formed, validly existing, and in good standing under the laws of the State of Texas, is duly qualified and in good standing under the laws of the State of Texas, and has all required power and authority to enter into this Agreement and to carry out the transactions contemplated hereby to be carried out by it.

b)Seller has full power and authority to enter into and to consummate this transaction, and all actions necessary to authorize the execution of this Agreement and conveyance of the Property have been taken such that, upon execution by all

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parties hereto, this Agreement shall be the valid and binding obligations of Seller and such authority shall be effective on the date of Closing.

c)To Seller’s Actual Knowledge, there are no condemnation or other eminent domain proceedings, or purchase offer by an entity having the power of eminent domain, instituted or threatened against the Property.

d)There are no lease or rental agreements or other occupancy agreements with regard to the Property to which Seller is a party, other than matters appearing in the applicable public records.

e)There is no pending litigation, which involves or affects the Property, and Seller has received no written notice of any threatened litigation.

f)No construction or other work is being done (or has been done in the last ninety-five (95) days) on the Property by third parties at the request of Seller, which work if unpaid could result in a lien on the Property.

g)Seller: (i) is not a person, group, entity or nation described in Section 1 of Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism – 66 Fed. Reg. 49079 (dated September 23, 2001, effective September 24, 2001), (ii) is not a (and is not acting, directly or indirectly, for or on behalf of any) person, group, entity or nation designated by any Executive Order or the United States Treasury Department as a terrorist, a “Specially Designated National” or “Blocked Person,” or other banned or blocked person, group, entity or nation pursuant to any applicable laws (i.e., any and all applicable laws, codes, ordinances, orders, rules, regulations and requirements of all federal, state, county, municipal and other governmental authorities and the departments, commissions, boards, bureaus, instrumentalities and officers thereof) that are administered or enforced by the Office of Foreign Assets Control, (iii) is not initiating, facilitating or engaging in the transaction contemplated by this Agreement, directly or indirectly, for or on behalf of any such person, group, entity or nation, and (iv) does not engage in any dealings or transactions, and is not otherwise associated, with any such person, group, entity or nation.

h)To Seller’s Actual Knowledge, except as disclosed within the Property Information provided to Purchaser by Seller, there are no violations of applicable laws and ordinances on the Property, and there are no Hazardous Materials on the Property in violation of Environmental Laws.  For purposes of this Agreement, “Hazardous Materials” shall mean any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials, or substances with the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste substances or materials, all as now and hereafter amended.  “Environmental

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Law” shall mean any local, state or federal law regulating environmental conditions.

i)No consent, approval, or authorization of or registration, qualification, designation, declaration, or filing with any governmental authority is required in connection with the execution and delivery of and performance of this Agreement by Seller, except for an administrative approval by the City of Houston of an assignment of Seller’s rights to the Industrial District Agreement to be completed post-closing per Section 24 below.

j)There are no contracts and/or agreements relating to the upkeep, repair, maintenance, management or operation of the Property which Purchaser will assume on the date of Closing that affect Property.

For purposes hereof, “Seller's Knowledge” or “Actual Knowledge” shall mean and include only the actual personal (conscious) knowledge of John R. Bader, Senior Vice President of Seller, or E. Chipman Earle, Executive VP, General Counsel, Chief Administrative and Compliance Officer and Corporate Secretary of Seller (each a “Seller Knowledge Party”), to the extent the same is within in the actual personal knowledge of the Seller Knowledge Party named above, without duty of inquiry or investigation except to the extent stated below, and expressly excluding implied, imputed or constructive knowledge of Seller or such Seller Knowledge Party, with Seller representing that the Seller Knowledge Party has been a primary caretaker for the Property or general counsel within Seller’s company, provided, however, that Seller’s Knowledge specifically includes diligence done by the Seller Knowledge Parties prior to the Effective Date hereof.  The reference herein to the knowledge of the Seller Knowledge Parties as defining Seller’s Knowledge for purposes hereof shall not render either such individual Seller Knowledge Party personally liable under this Agreement in any respect and Purchaser hereby expressly releases and waives any right of personal claims against the Seller Knowledge Party arising from the representations and warranties of Seller contained herein or any other aspect of performance or non-performance of this Agreement.  The representations and warranties of Seller set forth herein, as updated by the certificate of Seller to be delivered to Purchaser at Closing, shall expressly survive Closing for the Survival Period detailed below.

If any of Seller’s representations and warranties set forth in this Section 11.2 is untrue in any respect prior to Closing, then Purchaser shall have the right, as its sole and exclusive remedy, to terminate this Agreement by delivering notice to Seller no later than the date required for Closing hereunder, whereupon the full Earnest Money (inclusive of all Independent Consideration) shall be returned to Purchaser and Seller shall promptly pay to Purchaser the amount of Purchaser’s Pursuit Costs, as hereinafter defined, that are demanded and reasonably documented by Purchaser.  All of Seller’s express representations and warranties herein (as re-given by Seller at Closing as modified to accommodate changes in Seller’s Knowledge between the Effective Date and Closing), unless deemed waived by Purchaser, shall survive the Closing for a period of one (1) year (the “Survival Period”).  The provisions of this paragraph survive Closing under this Agreement or termination of this Agreement for any reason.  As used herein, “Pursuit

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Costs” shall mean the following amounts not to exceed, in the aggregate, Seven Hundred Fifty Thousand and no/100 Dollars ($750,000.00): the actual, out-of-pocket fees, costs and expenses incurred by Purchaser and paid to third parties in connection with this Agreement, conducting due diligence with respect to the Property, and in pursuing and obtaining financing for its acquisition of the Property, including, without limitation, attorney’s fees and costs, the costs and fees of attorneys, environmental consultants, tax advisors, engineers, and other consultants, and any non-refundable lender deposits, loan commitment fees or interest rate-lock fees, to the extent the same are demanded and reasonably documented by Purchaser in written notice with supporting materials delivered to Seller.

11.3Purchaser represents and warrants (which representations and warranties shall also be true at the time of Closing) as follows:

a)The person executing this Agreement on behalf of Purchaser is authorized to do so, and has the requisite power and authority to approve the consummation of the transaction contemplated by this Agreement.

b)This Agreement and all documents executed by Purchaser which are to be delivered to Seller at the Closing are, or at the time of delivery will be, duly authorized, executed, and delivered by Purchaser and are, or at the time of delivery will be, legal, valid, and binding obligations of Purchaser, and do not, and at the Closing will not, violate any provisions of any agreement to which Purchaser is a party or to which it is subject.

12.  Default and Remedies.

(a)Seller's Default.  Purchaser agrees to provide Seller prompt and reasonably specific written notice of any default by Seller.  If prior to or at Closing, Seller fails to perform or breaches any of Seller's material obligations or covenants under this Agreement (other than breach of Seller representations or warranties, the remedies for which are provided in Section 11.2 hereof) and such failure or breach is not cured by Seller by the date that is the earlier of the Closing Date or ten (10) days after Purchaser’s written notice to Seller reasonably describing the failure to perform or breach of covenant by Seller (except obligations due to be performed at Closing, for which no notice and cure is required) for any reason other than (x) the termination of this Agreement by Seller or Purchaser pursuant to any right to terminate expressly set forth in this Agreement (other than this Section), or (y) Purchaser's failure to perform Purchaser's material obligations under this Agreement, and such default or breach is not waived or deemed waived by Purchaser hereunder, then Purchaser, at Purchaser's option and as Purchaser's sole and exclusive remedy, shall have the right to either:

(i)terminate this Agreement by giving written notice thereof to Seller, whereupon all Earnest Money shall be refunded to Purchaser (inclusive of all Independent Consideration) free and clear of all rights and claims of Seller with respect thereto, Seller shall promptly reimburse Purchaser for Purchaser’s Pursuit Costs, and neither Purchaser

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nor Seller shall have any further rights or obligations hereunder except for any obligations that expressly survive termination of this Agreement; or

(ii)enforce specific performance of the obligations of Seller under this Agreement only if and so long as Purchaser files suit for specific performance within the six (6) months after the scheduled date for Closing.

(b)Purchaser's Default.  Seller agrees to provide Purchaser prompt and reasonably specific written notice of any default by Purchaser.  If prior to or at Closing Purchaser fails to perform or breaches any of Purchaser's material obligations or covenants under this Agreement and such failure or breach is not cured by Purchaser by the date that is the earlier of the Closing Date or ten (10) days after Seller’s written notice to Purchaser reasonably describing the failure to perform of breach of covenant by Purchaser (except obligations due at Closing, for which no notice and cure is required) for any reason other than (i) the termination of this Agreement by Seller or Purchaser pursuant to any right to terminate expressly set forth in this Agreement (other than this Section), or (ii) Seller's failure to perform Seller's material obligations under this Agreement, and such default or breach is not waived or deemed waived by Seller hereunder, then Seller, as Seller's sole and exclusive remedy, shall have the right to terminate this Agreement by giving written notice thereof to Purchaser, in which event the Independent Consideration shall be retained by and/or paid over to Seller and the remaining Earnest Money shall be delivered to Seller as agreed compensation to Seller free and clear of all rights and claims of Purchaser with respect thereto, and neither Purchaser nor Seller shall have any further rights or obligations under this Agreement except for any obligations that expressly survive termination of this Agreement.

(c)Intentionally Deleted.

(d)Limitation on Purchaser’s Post-Closing Claims; Limitation on Seller’s Claims.  Notwithstanding any provision to the contrary herein or in any document or instrument (including any deeds or assignments) executed by Seller and delivered to Purchaser at or in connection with the Closing (collectively, “Closing Documents”), after Closing Seller shall not have (and Seller is exculpated and released from) any claim or liability whatsoever with respect to, and Purchaser shall be forever barred from making or bringing any claims or asserting any liability or legal remedy of any kind against Seller with respect to, breaches by Seller of any of the representations and warranties, covenants or indemnities contained in this Agreement (to the extent they survive Closing) or in any Closing Document, or under any other legal theory of recovery allowed to Purchaser against Seller in connection with the transaction contemplated by this Agreement or the dealings of the parties related hereto (if not barred by this Agreement), unless and until the aggregate amount of all claims, losses and recoveries which Purchaser would otherwise be entitled to recover against Seller exceed the Threshold Amount as defined below, and no Purchaser shall not have the right to any damages for any such claims, losses or recoveries in excess of the Cap Amount (except for and to the extent of Seller’s fraud, gross negligence or willful misconduct, in which event the Cap Amount shall not be applicable).  As used herein: (i) “Threshold Amount” means an amount equal to Fifty Thousand and

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No/100 Dollars ($50,000.00), and (ii) the “Cap Amount” means an amount equal to Two Million and No/100 Dollars ($2,000,000.00), together with all costs of court and reasonable attorneys’ fees and costs of litigation of Purchaser otherwise recoverable in connection with enforcing or collecting on its remedies against Seller.  At Closing, Seller shall either (i) cause Orion Group Holdings, Inc. (“Guarantor”) to execute and deliver to Purchaser an unconditional guaranty of the obligations of Seller pursuant to this Section 12(d) of the Agreement (the “Guaranty”), which Guaranty shall survive Closing for the Survival Period; or (ii) deposit a letter of credit with the Title Company in the Cap Amount with Purchaser being the intended beneficiary and the form of which the parties shall finalize on or before Closing.  Except for and to the extent of Seller’s fraud, gross negligence or willful misconduct, Seller shall not be liable for indirect, special, consequential or punitive damages of any kind, and Purchaser shall be barred from and hereby waives any claim for the same.  Notwithstanding anything contained herein to the contrary (and in no event shall inclusion of this provision in any way expand any liability of Purchaser), except or and to the extent of Purchaser’s fraud, gross negligence or willful misconduct, Purchaser shall not be liable for indirect, special, consequential or punitive damages of any kind, and Seller shall be barred from and hereby waives any claim for the same.  Except as otherwise set forth herein, Purchaser agrees that the remedies provided in this Agreement are the exclusive remedies which may be asserted by Purchaser with respect to or in any way arising from the Agreement, the Property or Seller’s ownership or operation of the Property. Except as otherwise set forth herein, all other claims and remedies, whether statutory, regulatory or arising under common law or equity are hereby waived, satisfied and released   as a condition of the execution and Closing of the Agreement by Seller.  The provisions of this paragraph survive Closing.

13.  Time of Essence.  Time is of the essence of this Agreement.

14.  Entire Agreement.  This Agreement constitutes the entire agreement of the Parties and may not be amended except by written instrument executed by Purchaser and Seller.

15.  Interpretation.  The paragraph or section headings are inserted for convenience only and are in no way intended to interpret, define, or limit the scope or content of this Agreement or any provision hereof.  If any Party is made up of more than one person or entity, then all such persons and entities shall be included jointly and severally, even though the defined term for such Party is used in the singular in this Agreement.  If any right of approval or consent by a Party is provided for in this Agreement, the Party shall exercise the right promptly, in good faith and reasonably, unless this Agreement expressly gives such Party the right to use its sole discretion.  The term “Business Day” shall mean Monday through Friday excluding holidays recognized by the state government of the State in which the property is located.  If any time period under this Agreement ends on a day other than a Business Day, then the time period shall be extended until the next Business Day.

16.  Survival and Termination.

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16.1  The provisions of this Agreement shall not survive Closing unless and to the extent expressly provided otherwise.

16.2  The provisions of this Agreement concerning disbursement of the Earnest Money and Independent Consideration, and any other provisions expressly so indicated, shall survive termination.

17.  Applicable Law.  This Agreement shall be construed and interpreted in accordance with the laws of the County of Harris, State of Texas.

18.  Assignment.  Purchaser may assign this Agreement, without Seller’s consent to one or more Purchaser’s Affiliates (defined below) at any time at least five (5) Business Days prior to Closing (provided that Purchaser shall remain fully liable for all of its obligations hereunder). For the purposes of this paragraph, the term “Affiliates” means (a) an entity that directly or indirectly controls, is controlled by or is under common control with Purchaser, (b) an entity at least a majority of whose economic interest is owned, directly or indirectly, by Purchaser and controlled by Purchaser, or (c) a joint venture between Purchaser and third party investors in which Purchaser is the general partner or managing member in charge of day-to-day management. The term “control” means the power to direct the management of such entity through voting rights or ownership.  In addition, Purchaser shall have the right to direct Seller to convey the Property in separate parcels to one or more wholly owned subsidiaries of Purchaser’s assignee.  After receipt of such Notice, Seller shall deal in all respects with the assignee as “Purchaser” under this Agreement.

19.  Exhibits.  The exhibits referred to in and attached to this Agreement are incorporated herein in full by reference.

20.  Escrow Agent.  In performing any of its duties hereunder, the Escrow Agent shall not incur any liability to anyone for any damages, losses or expenses, except for willful default or breach of trust or gross negligence, and it shall accordingly not incur any such liability with respect: (i) to any action taken or omitted in good faith upon advice of its counsel or (ii) to any action taken or omitted in reliance upon any instrument, executed by Purchaser and Seller including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Agreement.  The Escrow Agent is hereby specifically authorized to refuse to act except upon the written consent of Seller and Purchaser.  Seller and Purchaser hereby agree to indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and counsel fees and disbursements, which may be imposed upon the Escrow Agent or incurred by the Escrow Agent in connection with its acceptance or the performance of its duties hereunder, including any litigation arising from this Agreement or involving the subject matter hereof except for matters associated with Escrow Agents willful default or breach of trust or gross

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negligence.  In the event of a dispute between Seller and Purchaser sufficient in the discretion of the Escrow Agent to justify its doing so, the Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction in the State of Texas all money or property in its hands under this Agreement, together with such legal pleadings as it deems appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement.  Any such legal action may be brought in such court in the State of Texas as the Escrow Agent shall determine to have jurisdiction thereof.  Seller and Purchaser shall equally bear all costs and expenses of any such legal proceedings.

21.  Counterpart Execution.  This Agreement may be executed in separate counterparts.  It shall be fully executed when each Party whose signature is required has signed at least one counterpart even though no one counterpart contains the signatures of all the Parties. The Parties contemplate that they may be executing counterparts of this Agreement transmitted in .PDF format by electronic mail (including DocuSign or similar application) and agree and intend that a signature on a .PDF copy of this Agreement delivered by electronic mail (including via DocuSign or similar application) shall bind the party so signing with the same effect as though the signature were an original signature.

22.Confidentiality; Press Releases.

22.1Confidential Information Provided to Purchaser.  Purchaser acknowledges that during the course of its “due diligence” investigation of the Property prior to Closing hereunder, Purchaser may be provided by Seller or its agents, or may develop, confidential information regarding the Property, including, but not limited to, Property Information to be delivered to Purchaser, and shall specifically include (without limitation) (i) all information developed from Purchaser tests, studies or inspections of the Property pursuant to this Agreement and that is not otherwise available in the public domain, and (ii) the terms and conditions contained in this Agreement (collectively, the “Confidential Information”).  Purchaser hereby agrees not to disclose the Confidential Information to any person or entity at any time, save and except for Purchaser’s broker, attorneys, potential investors, potential lenders, consultants, managers, members, officers, directors, employees, other professional advisors, representatives, agents or contractors (the “Permitted Third Parties”), and then only to the extent reasonably necessary for such Permitted Third Parties to assist Purchaser in evaluating whether to acquire the Property and/or to secure financing for (or invest in) Purchaser’s acquisition of the Property should Seller elect to obtain financing or investors.  Purchaser shall advise the Permitted Third Parties of the confidentiality of the Confidential Information and shall instruct the Third Parties not to disclose same to any individual or entity (except to the extent that any such Permitted Third Parties are already bound to confidentiality provisions contractually or pursuant to any licensing or similar requirements or professional code of conduct).  Purchaser shall only use the Confidential Information for the purpose of evaluating the Property.  For purposes of this Agreement, Confidential Information shall not include information provided by Seller to Purchaser that may be found in the public domain, but shall include all other information and documentation provided by Seller to Purchaser and any reports, correspondence, memoranda, and/or other writings generated by Purchaser or Purchaser’s Agents resulting from an analysis of the Confidential Information provided by

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Seller or from Purchaser’s due diligence of the Property.  In the event this Agreement terminates for any reason, Purchaser shall destroy all Property Information provided by Seller and destroy (or use reasonable efforts to cause to be destroyed) any Confidential Information that is derived from or based upon (in any material respect) and of the Property Information.  Purchaser may disclose Confidential Information in its pleadings in bringing or defending any legal action or proceedings between the parties before or after Closing, subject to Seller’s reserved rights to require or request that pleadings containing Confidential Information be sealed if the court approves the same for purposes of maintaining the confidentiality of Confidential Information.  The provisions of this Section 22.1 survive termination of this Agreement for any reason, but expire upon completion of the Closing.

22.2No Press Releases.  Neither party may issue press releases or other public communications announcing the transaction contemplated by this Agreement without the consent of the other parties, not to be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing, even if consented to by the other party no such press release or other communication shall include any information (other than the identification of the parties) that is required to be kept confidential pursuant to the other provisions of this Section, unless so agreed to by the parties.  Purchaser and Seller each agrees to direct its broker(s) to abide by the confidentiality provision herein, but in no event shall a breach of this provision by any such broker be deemed a default by Purchaser or Seller.  Notwithstanding the foregoing, Seller and Purchaser shall be allowed to make any public disclosures regarding the Agreement, including, but not limited to, the material terms thereof and the status of the transaction contemplated thereby, in order to comply with the laws, rules and regulations of the  U.S. Securities and Exchange Commission and the New York Stock Exchange.  Notwithstanding the foregoing, upon completion of the Closing, Purchaser may issue press releases or other public communications announcing its purchase of the Property without the consent of Seller and Seller may issue press releases or other public communications announcing its sale of the Property without the consent of Purchaser.

22.3Compelled Disclosure.  Purchaser may disclose Confidential Information as needed to comply with all laws, rules, regulations and court orders, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements and subpoenas and other orders of any court; provided, however, that if Purchaser is required by applicable subpoena or court order to disclose any Confidential Information, then Purchaser agrees to furnish only that portion of the Confidential Information which Purchaser is legally compelled to disclose, and shall notify Seller in writing as promptly as possible of the demanded/compelled disclosure of Confidential Information under subpoena or court order so that Seller may promptly attempt to resist the same at its own expense.

23.Tax-Deferred Exchange.  Either Seller or Purchaser may consummate the sale of the Property as part of a so-called like kind exchange (the “Exchange”) pursuant to §1031 of the Internal Revenue Code of 1986, as amended, and the other party will provide reasonable cooperation to assist the party desiring to implement an Exchange in

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accomplishing its Exchange, provided that (i) all costs, fees, and expenses attendant to the Exchange shall be the sole responsibility of the party consummating the Exchange; (ii) the Closing shall not be delayed or affected by reason for the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to Seller's obligations and covenants under this Agreement; (iii) neither Purchaser nor Seller shall be required to (1) acquire or hold title to any real property other than the Property for purposes of consummating the Exchange, (2) have its rights under this Agreement, including (without limitation) those that survive Closing, affected or diminished in any manner, or (3) be responsible for compliance with or be deemed to have warranted to the other party that the Exchange in fact complies with §1031 of the Internal Revenue Code of 1986, as amended.

24.Industrial District Agreement.  The Parties acknowledge that an approximately 12.266 acre and 4.7975 acre portion of the Property is subject to an Industrial District Agreement dated June 1, 2012 that is recorded under Clerk’s File No. 20120370601 of the Official Real Property Records of Harris County, Texas, as amended and assigned by an Assignment and Assumption Agreement (Partial) & Partial Release dated October 26, 2023 that is recorded under Clerk’s File No. 2023412767 of the Official Real Property Records of Harris County, Texas (as amended and assigned, the “Industrial District Agreement”).  Seller shall assign its rights to the Industrial District Agreement at Closing to Purchaser and the parties shall use commercially reasonable efforts to get the City of Houston (the “City”) to consent to the assignment of Seller’s rights to the Industrial District Agreement prior to the Closing Date.

25.Certain Required Notices/Disclosures.

25.1Notice Regarding Possible Liability For Additional Taxes.  If for the current ad valorem tax year the taxable value of the Property is determined by a special appraisal method that allows for appraisal of the Property at less than its market value, Purchaser may not be allowed to qualify the Property for that special appraisal in a subsequent year and the Property may then be appraised at its full market value.  In addition, the transfer of the Property or a subsequent change in the use of the Property may result in the imposition of an additional tax plus interest as a penalty for the transfer or the change in use of the Property.  The taxable value of the Property and the applicable method of appraisal for the current tax year is public information and may be obtained from the tax appraisal district established for the county in which the Property is located.  If Seller has claimed the benefit of laws permitting a special use valuation for the purpose of ad valorem taxes on the Property and if, after the Closing, Purchaser changes the use of the Property from its present use and such change results in the assessment of additional taxes, then those additional taxes will be Purchaser's obligation, notwithstanding that some or all of those additional taxes may relate back to the period prior to Closing.

25.2Notice Regarding Property in Unincorporated Area/Notice of Possible Annexation.  IF ANY PORTION OF THE PROPERTY IS LOCATED OUTSIDE THE LIMITS OF A MUNICIPALITY, THE PROPERTY MAY NOW OR LATER BE INCLUDED IN THE EXTRATERRITORIAL JURISDICTION OF A MUNICIPALITY

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AND MAY NOW OR LATER BE SUBJECT TO ANNEXATION BY THE MUNICIPALITY.  EACH MUNICIPALITY MAINTAINS A MAP THAT DEPICTS ITS BOUNDARIES AND EXTRATERRITORIAL JURISDICTION.  TO DETERMINE IF ANY PORTION OF THE PROPERTY IS LOCATED WITHIN A MUNICIPALITY’S EXTRATERRITORIAL JURISDICTION OR IS LIKELY TO BE LOCATED WITHIN A MUNICIPALITY’S EXTRATERRITORIAL JURISDICTION, PURCHASER IS ADVISED TO CONTACT ALL MUNICIPALITIES LOCATED IN THE GENERAL PROXIMITY OF THE PROPERTY FOR FURTHER INFORMATION.

25.3Closed Municipal Landfill on the Property.  Purchaser acknowledges that Seller has disclosed, in satisfaction of Texas Health & Safety Code Sec. 361.531, et. seq., that a portion of the Property contains a closed municipal solid waste landfill and is included in this sale transaction, the approximate location of which is described by diagram on Exhibit C, attached hereto.  Texas Health & Safety Code Sec. 361.531 et. seq., .539(2) require Seller to record a deed notice in the real property records of the CMSWLF and TCEQ rules at 30 TAC 330.951 et.seq. generally require plans/design over a CMSWLF to avoid structures over methane-generating areas.

25.4Levee Breach.  The Property has experienced breaches to the existing levees located on the Property that have been repaired by Seller as further detailed in the Property Information provided by Seller to Purchaser.  Seller makes no representations or warranties as to the design, construction, structural soundness or safety of the existing levees located on the Property, and by signing this Agreement, Purchaser acknowledge receipt of this disclosure.

25.5Real Estate Broker Notice to Purchaser.  The Texas Real Estate License Act requires that Purchaser be advised that he should either (i) have an attorney examine an abstract of title to the Property, or (ii) obtain a title insurance policy covering the Property.  Notice to that effect is, therefore, hereby given to and acknowledged by Purchaser.

25.6Disclosure of Tidally Influenced Property (Beach Disclosure). Seller makes and Purchaser accepts the disclosures set forth on Exhibit D, which is attached hereto and signed by Seller and Purchaser and incorporated herein by this reference.  Such disclosure will at Seller’s written request be re-signed by the Purchaser at Closing with all appropriate Exhibits.

25.7Coastal Area Property Notice.  Seller makes and Purchaser accepts and acknowledges the disclosures set forth on Exhibit E, which is attached hereto and signed by Seller and Purchaser and incorporated herein by this reference. Such disclosure will at Seller’s written request be re-signed by the Purchaser at Closing with all appropriate Exhibits.

26.Saturday, Sunday or Legal Holiday.  If any date set forth in this Agreement for the performance of any obligation by Purchaser or Seller or for the delivery of any instrument or notice should be on a Saturday, Sunday or legal holiday, then the compliance with such obligations or delivery shall be deemed acceptable on the next

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business day following such Saturday, Sunday or legal holiday.  For purposes of this Section, “legal holiday” shall mean any state or federal holiday for which financial institutions or post offices are generally closed in Harris County, Texas, for the observance thereof.

27.Time of Acceptance.  The Title Company shall immediately upon receipt of the fully executed Agreement receipt for this Agreement in the space provided below and promptly deliver an electronic copy of the fully executed, receipted Agreement to Seller and one to Purchaser.  This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which shall together constitute one and the same Agreement.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF, the Parties execute this Agreement as of the Effective Date.

PURCHASER:
Capital Development Partners Acquisitions, LLC, a Georgia limited liability company By: /s/ John Knox Porter, Jr. Name: John Knox Porter, Jr. Title: Manager Dated: July 2, 2024

SELLER:

EAST & WEST JONES PLACEMENT AREAS, LLC, a Texas limited liability company formerly known as CPB Properties, LLC

By:  /s/ Travis Boone

Name: Travis Boone

Title: President and CEO

Dated:  July 2, 2024

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EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

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ExHIBIT B

Form of Deed

NOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER

SPECIAL WARRANTY DEED

[WITH VENDOR’S LIEN]

THE STATE OF TEXAS§

§KNOW ALL PERSONS BY THESE PRESENTS:

COUNTY OF  HARRIS§

THAT, ____________________________________, a _________________________ (the “Grantor”), for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration in hand paid to Grantor by ________________________________, a _____________________, whose address is _______________________________ (“Grantee”), [and the further consideration of certain monies paid to Grantor by _____________________ (“Lender”) at the special instance and request of Grantee, pursuant to a loan evidenced by Grantee’s execution and delivery to Lender of a certain $________ Promissory Note of even date herewith payable to Lender (the “Note”), the payment of which Note is secured by the vendor’s lien and superior title herein reserved by Grantor and hereby assigned by Grantor to Lender, without recourse or warranty, and which Note is additionally secured by a [Deed of Trust/Deed of Trust and Security Agreement/Fixture Filing] executed by Grantee to  _____________, Trustee, for the benefit of Lender as beneficiary (the “Deed of Trust”)], the receipt and sufficiency of which consideration are hereby acknowledged by Grantor, has GRANTED, SOLD and CONVEYED, and by these presents does GRANT, SELL and CONVEY unto said Grantee all of the following described real property situated in Harris County, Texas, together with all improvements and fixtures thereon that are owned by Grantor, if any (the “Property”):

Approximately [341.3] acres of land in Harris County, Texas, as more particularly described on Exhibit “A” which is attached hereto and incorporated herein by reference;

together with all right, title and interest of Grantor, if any, in and to the following (i) a certain Access Easement Agreement (abandoned First St. and Jackson Rd.) dated as of November 1, 2012, recording under County Clerk’s File No. 20120511585 in the Real Property Records of Harris County, Texas, (ii) a certain reservation of drainage rights to access Cotton Patch Bayou in a Deed dated July 6, 1941, from Harris County Houston Ship Channel Navigation District to Horton & Horton, recorded at Volume 1163, Page 504 in the Real Property Records of Harris County, Texas, and related map recorded in Volume 20, Page 10 of the Map/Plat Records of Harris County, Texas, (iii) all other rights and appurtenances (including, without limitation, easements appurtenant) to the Property, if any, and (iv) all right, title and interest of Grantor, if any, in and to other easements or rights in any roads, streets, alleys, strips or gores of land immediately adjacent to the Property, if any (including without limitation any rights in abandoned First St. and Jackson Rd.) (collectively, the “Related Rights”).

This conveyance is expressly made by Grantor and accepted by Grantee subject to the easements, restrictions, and other encumbrances specified in Exhibit “B” attached hereto and incorporated herein by reference, to the extent same are now in force and affect the Property (the “Permitted Exceptions”) and is subject to the following restrictive covenant that shall be in effect for the below time periods after the effective date hereof for the benefit of and enforceable by Seller and its successors and assigns during that respective period:

Exhibit B - Page 1 of 5

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The Property shall not be used for (1) any residential or health care purposes including but not limited to: single family housing, multi-family housing, hotel or motel, senior living, day care, hospital, doctors office or similar use (“Residential or Health Care Use”) for a period of fifty (50) consecutive years from the date of this Special Warranty Deed, or (2) for a period of five (5) consecutive years from the date of this Special Warranty Deed, dredge spoils disposal, storage, processing, placement or similar uses on a contract, third-party basis (a “Dredge Spoils Business”); provided, however, that the foregoing shall not be construed to prohibit Grantee and its successors and assigns from grading, filling and relocating soils from one place to another on the Property or from nearby property to the Property in connection with development of the Property for commercial purposes that are not directly an operation of a Dredge Spoils Business as defined above.

FURTHER, GRANTEE ACKNOWLEDGES THAT EXCEPT FOR THE EXPRESS (LIMITED) REPRESENTATIONS AND/OR WARRANTIES OF GRANTOR CONTAINED IN SECTION 8(b) OF THE PURCHASE AND SALE AGREEMENT BY AND BETWEEN GRANTOR AND GRANTEE DATED ______________ (THE “PSA”) (SUBJECT TO THE LIMITATIONS AND RESTRICTIONS HEREIN), AND THE APPLICABLE WARRANTY OF TITLE CONTAINED IN THIS DEED OR OTHER CLOSING DOCUMENTS (COLLECTIVELY, THE “GRANTOR EXPRESS WARRANTIES”), GRANTEE ACKNOWLEDGES AND AGREES THAT GRANTOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY OF THE REAL PROPERTY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH GRANTEE MAY CONDUCT OR DESIRE TO CONDUCT THEREON OR THEREWITH, AND THE SUITABILITY OF THE REAL PROPERTY FOR CONSTRUCTION OF IMPROVEMENTS OR THE AVAILABILITY OF UTILITIES TO THE PROPERTY, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, INCLUDING, WITHOUT LIMITATION, BUILDING, FIRE AND SAFETY CODES, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (G) THE QUALITY, STATE OF REPAIR OR LACK OF REPAIR OR CONDITION OF THE PROPERTY, (H) THE QUALITY, ENFORCEABILITY, ASSIGNABILITY, VALUE, DESIRABILITY OF TERMS, AND/OR LEGAL INTERPRETATION OF ANY PART OF THE PROPERTY THAT IS COMPRISED OF CONTRACTS OR INTANGIBLES, AND (H) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY OR THE AREA IN WHICH IT IS LOCATED.  EXCEPT FOR THE GRANTOR EXPRESS WARRANTIES, GRANTOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING WHETHER THE PROPERTY DOES OR DOES NOT CONTAIN ANY HAZARDOUS, TOXIC OR REGULATED MATERIALS, INCLUDING SOLID WASTE, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, OR REGARDING WHETHER THE PROPERTY COMPLIES WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, OR THE DISPOSAL OR EXISTENCE, IN OR ON THE PROPERTY, OF ANY HAZARDOUS SUBSTANCES, AS DEFINED BELOW.  EXCEPT FOR THE GRANTOR EXPRESS WARRANTIES, GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT, INVESTIGATE AND TEST THE PROPERTY HEREUNDER, GRANTEE IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND HAS NOT RELIED AND WILL NOT RELY ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY GRANTOR HEREUNDER OR PROVIDED HEREAFTER (WHETHER OR NOT REQUIRED TO BE PROVIDED UNDER THE TERMS OF THE PSA).  GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED BY GRANTOR WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT GRANTOR HAS ADVISED GRANTEE THAT IT HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO

Exhibit B - Page 2 of 5

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REPRESENTATIONS AS TO THE ACCURACY, COMPETENCY OR COMPLETENESS OF SUCH INFORMATION EXCEPT FOR THE GRANTOR EXPRESS WARRANTIES.  GRANTOR IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME IS A GRANTOR EXPRESS WARRANTY CONTAINED HEREIN OR IN A DULY EXECUTED WRITTEN AMENDMENT HERETO.  OTHER THAN THE GRANTOR EXPRESS WARRANTIES, THE SALE OF THE PROPERTY IS MADE ON AN “AS IS” CONDITION AND BASIS “WITH ALL FAULTS.”  IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT ALL OF THE PROPERTY IS SOLD BY GRANTOR AND PURCHASED BY GRANTEE SUBJECT TO THE FOREGOING.  THE DISCLAIMERS AND OTHER PROVISIONS OF THIS PARAGRAPH SURVIVE CLOSING. For purposes hereof, “Hazardous Substances” means any hazardous, toxic or dangerous waste, substance or material, pollutant or contaminant, as defined for purposes of the Comprehensive Environmental Response, Compensation and Liability Act Of 1980 (42 U.S.C. Sections 9601 et seq.), as amended (“CERCLA”), or the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), as amended (“RCRA”), the Federal Water Pollution Control Act, the Federal Environmental Pesticides Act, the Clean Water Act, the Clean Air Act, any federal, state or local so-called “Superfund” or “Superlien” statute, or any other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Substances, or any other federal, state or local law, ordinance, rule or regulation applicable to the Real Property, or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (pcbs), radon gas, urea formaldehyde, asbestos, lead or electromagnetic waves (collectively, the “Hazardous Substance Laws”).

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in anywise belonging, unto the said Grantee, its successors and assigns forever, subject to the Permitted Exceptions; and Grantor does hereby bind itself and its successors and assigns, to WARRANT AND FOREVER DEFEND, all and singular the said Property unto the said Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise, subject, however, to the Permitted Exceptions.

[A vendor’s lien and superior title in and to the Property is hereby retained by Grantor until the Note is fully paid in accordance with the face, tenor, effect and reading thereof, at which time this Deed shall become absolute.]

Taxes for the current year have been prorated between the parties and are hereby assumed by Grantee, subject to the obligations of Grantor and Grantee to readjust such proration between them when actual taxes for the year of this conveyance are known.

[END OF PAGE – SIGNATURE PAGE FOLLOWS]

Exhibit B - Page 3 of 5

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EXECUTED on the date of the acknowledgement set forth below, to be effective as of _____________________, 20____.

GRANTOR:

[

(Company/Entity Name)

By:

Name:

Title:           ]

THE STATE OF _________________§

§

COUNTY OF ____________________§

This instrument was acknowledged before me on the ______ day of _______________, 20 , by        , the         of        , a       , on behalf of said      .

__________________________________________

Notary Public in and for the

State of ______________________

[seal]

Printed Name of Notary:

My Commission Expires:

Exhibit B - Page 4 of 5

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EXHIBIT “A”

TO SPECIAL WARRANTY DEED

LEGAL DESCRIPTION OF PROPERTY

Exhibit B - Page 5 of 5

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EXHIBIT “B”

TO SPECIAL WARRANTY DEED

PERMITTED EXCEPTIONS

After Recording, Return To:

Exhibit -B Page 6 of 6

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EXHIBIT C

Approximate location of CMSWLF

SB17
NEP
SB18
SB28/TW16
SB19/TW09
SB32
SB20/TW10
EPTP
N

LEGEND

- SB - SOIL BORING LOCATION
  TW - TEMPORARY MONITORING WELL
- APPROXIMATE TAR AREA
- APPROXIMATE INACTIVE LANDFILL
- COMPOSITE SAMPLE AREAS

NEP - NORTH EAST PILE

0 175 350
Feet

SOURCE: ESRI Online Imagery Service, 2009

WESTON SOLUTIONS

FIGURE 3
SOIL BORING AND TEMPORARY MONITORING WELL LOCATION MAP
AGRIFOS
2001 JACKSON ROAD
PASADENA, HARRIS COUNTY, TEXAS

DATE	PROJECT NO	SCALE
SEPT 2011	14911.001.001.0002	AS SHOWN

FILE: L:\14911_AGRIFOS\GIS\FIGURE_3_SOILBORING_TMW_LOCATIONS_MAP_2011 - NE.mxd 1:29:50 PM 9/14/2011 bondj

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EXHIBIT D

DISCLOSURE NOTICE CONCERNING LEGAL AND ECONOMIC RISKS

OF PURCHASING COASTAL REAL PROPERTY NEAR A BEACH

PURSUANT TO TEXAS NATURAL RESOURCES CODE SECTION 61.025

RE:	PURCHASE AND SALE AGREEMENT (“AGREEMENT”) BETWEEN EAST & WEST JONES PLACEMENT AREAS, LLC, AS “SELLER,” AND _________________ LLC, AS “PURCHASER,” CONCERNING THE REAL PROPERTY LOCATED AT:

SEE ATTACHED LEGAL DESCRIPTION*

[*The “Property” is more particularly described on Exhibit A-1 to the Agreement to which this Exhibit is attached and incorporated by reference.]

WARNING:  THE FOLLOWING NOTICE OF POTENTIAL RISKS OF ECONOMIC LOSS TO YOU AS THE PURCHASER OF COASTAL REAL PROPERTY IS REQUIRED BY STATE LAW.

●    READ THIS NOTICE CAREFULLY.  DO NOT SIGN THIS AGREEMENT UNTIL YOU FULLY UNDERSTAND THE RISKS YOU ARE ASSUMING.

●    BY PURCHASING THIS PROPERTY, YOU MAY BE ASSUMING ECONOMIC RISKS OVER AND ABOVE THE RISKS INVOLVED IN PURCHASING INLAND REAL PROPERTY.

●    IF YOU OWN A STRUCTURE LOCATED ON COASTAL REAL PROPERTY NEAR A GULF COAST BEACH, IT MAY COME TO BE LOCATED ON THE PUBLIC BEACH BECAUSE OF COASTAL EROSION AND STORM EVENTS.

●    AS THE OWNER OF A STRUCTURE LOCATED ON THE PUBLIC BEACH, YOU COULD BE SUED BY THE STATE OF TEXAS AND ORDERED TO REMOVE THE STRUCTURE.

●    THE COSTS OF REMOVING A STRUCTURE FROM THE PUBLIC BEACH AND ANY OTHER ECONOMIC LOSS INCURRED BECAUSE OF A REMOVAL ORDER WOULD BE SOLELY YOUR RESPONSIBILITY.

The real Property described in this Agreement is (or may be) located seaward of the Gulf Intracoastal Waterway to its southernmost point and then seaward of the longitudinal line also known as 97 degrees, 12', 19” which runs southerly to the international boundary from the intersection of the centerline of the Gulf Intracoastal Waterway and the Brownsville Ship Channel.  If the Property is in close proximity to a beach fronting the Gulf of Mexico, the Purchaser is hereby advised that the public has acquired a right of use or easement to or over the area of any public beach by prescription, dedication, or presumption, or has retained a right by virtue of continuous right in the public since time immemorial, as recognized in law and custom.

The extreme seaward boundary of natural vegetation that spreads continuously inland customarily marks the landward boundary of the public easement.  If there is no clearly marked natural vegetation line, the landward boundary of the easement is as provided by Sections 61.016 and 61.017, Natural Resources Code.

Much of the Gulf of Mexico coastline is eroding at rates of more than five feet per year.  Erosion rates for all Texas Gulf property subject to the open beaches act are available from the Texas General Land Office.

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State law prohibits any obstruction, barrier, restraint, or interference with the use of the public easement, including the placement of structures seaward of the landward boundary of the easement.  OWNERS OF STRUCTURES ERECTED SEAWARD OF THE VEGETATION LINE (OR OTHER APPLICABLE EASEMENT BOUNDARY) OR THAT BECOME SEAWARD OF THE VEGETATION LINE AS A RESULT OF PROCESSES SUCH AS SHORELINE EROSION ARE SUBJECT TO A LAWSUIT BY THE STATE OF TEXAS TO REMOVE THE STRUCTURES.

The Purchaser is hereby notified that the Purchaser should:

(1)  determine the rate of shoreline erosion in the vicinity of the real Property; and

(2)  seek the advice of an attorney or other qualified person before executing this Agreement or instrument of conveyance as to the relevance of these statutes and facts to the value of the Property the Purchaser is hereby purchasing or contracting to purchase.

PURCHASER:

LLC

By

By:

SELLER:

EAST & WEST JONES PLACEMENT AREAS, LLC

By:

Name:

Title:

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EXHIBIT E

NOTICE REGARDING COASTAL AREA PROPERTY

PURSUANT TO TEXAS NATURAL RESOURCES CODE SECTION 33.135

RE:	PURCHASE AND SALE AGREEMENT (“AGREEMENT”) BETWEEN EAST & WEST JONES PLACEMENT AREAS, LLC, AS “SELLER,” AND______________ , LLC, AS “PURCHASER,” CONCERNING THE REAL PROPERTY LOCATED AT:

SEE ATTACHED EXHIBIT A LEGAL DESCRIPTION*

[*The “Property” is more particularly described on Exhibit A-1 to the Agreement to which this Exhibit is attached and incorporated by reference.]

1.	The real Property described in and subject to this Agreement adjoins and shares a common boundary with the tidally influenced submerged lands of the state. The boundary is subject to change and can be determined accurately only by a survey on the ground made by a licensed state land surveyor in accordance with the original grant from the sovereign. The owner of the Property described in this Agreement may gain or lose portions of the tract because of changes in the boundary.

2.	The seller, transferor, or grantor has no knowledge of any prior fill as it relates to the Property described in and subject to this Agreement except: fill with dredge spoils as part of Seller’s (and previous owners’) dredge spoils disposal/placement business.

3.	State law prohibits the use, encumbrance, construction, or placing of any structure in, on, or over state-owned submerged lands below the applicable tide line, without proper permission.

4.	The Purchaser or grantee is hereby advised to seek the advice of an attorney or other qualified person as to the legal nature and effect of the facts set forth in this notice on the Property described in and subject to this Agreement. Information regarding the location of the applicable tide line as to the Property described in and subject to this Agreement may be obtained from the surveying division of the General Land Office in Austin.

PURCHASER:

, LLC

By:

By:

SELLER:

EAST & WEST JONES PLACEMENT AREAS, LLC

By:

Name:

Title:

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